ZIONS BANCORPORATION
             One South Main, Suite 1380, Salt Lake City, Utah 84111

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  To Be Held On
                                 April 24, 1998

To the Shareholders:

         The Annual Meeting of the Shareholders of Zions Bancorporation (the "Company") will be held in the Founders' Room of Zions First National Bank, One South Main Street, Salt Lake City, Utah, on Friday, April 24, 1998, at 1:30 p.m. for the following purposes:

          1. To elect directors for the terms specified in the attached Proxy Statement (Proposal 1);

          2. To approve an increase in the number of authorized shares of Capital Stock (Proposal 2);

          3. To approve amendments to the Key Employee Incentive Stock Option Plan (Proposal 3);

         4. To approve the appointment of independent auditors for the year 1998(Proposal 4); and

         5. To transact such other business as may properly come before the shareholders (Proposal 5).

         Your proxy is being solicited by the Board of Directors. For the reasons stated herein, your Board of Directors unanimously recommends that you vote "for" proposals 1, 2, 3 and 4 and "authority" for proposal 5.

         A Proxy Statement, Proxy Card, and a copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1997, accompany this notice.

         IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE MEETING. Shareholders who are unable to attend in person SHOULD IMMEDIATELY SIGN, DATE AND MAIL the accompanying form of proxy in the enclosed envelope which requires no postage.

         The prompt return of proxies will save the Company the expense of further requests for proxies which might otherwise be necessary in order to ensure a quorum.

By order of the Board of Directors

Dale M. Gibbons
Secretary

Salt Lake City, Utah
March 25, 1998

                                 PROXY STATEMENT

                              ZIONS BANCORPORATION
             One South Main, Suite 1380, Salt Lake City, Utah 84111

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 24, 1998


                              VOTING AT THE MEETING
     Your proxy is solicited by your Board of Directors. It will be voted as you direct. If no contrary direction is given, your proxy will be voted:

          -    FOR the election of directors listed below;
          - FOR the increase in the number of authorized capital shares as described in this Proxy Statement;
          - FOR the amendments to the Key Employee Incentive Stock Option Plan; and
          - FOR approval of the selection of KPMG Peat Marwick LLP, Certified Public Accountants, as independent auditors for the Company for the fiscal year ending December 31, 1998.

     You may revoke your proxy at any time before it is voted by giving written notice to the Secretary, Zions Bancorporation, or by mailing a later-dated proxy, or by voting in person at the meeting.

     The only shares that may be voted are the 69,053,648 shares of common stock outstanding at the close of business on February 27, 1998, the record date for the meeting. Each share is entitled to one vote.

     Shareholders may expressly abstain from voting on Proposals 2, 3 and 4 in the accompanying Notice of Annual Meeting of Shareholders. Where some or all of the shares represented by the duly executed and returned proxy of a broker or other nominee are not voted on one or more items, pursuant to the rules of the national securities exchange of which the nominee is a member or of the National Association of Securities Dealers or otherwise, the shares will be treated as represented at the meeting but not voted. On all matters other than the election of directors, the action will be approved if a quorum is present and the number of shares voted in favor of the action exceeds the number of shares voted against the action.

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers and employees of the Company may solicit proxies in person or by mail or telephone, but will receive no extra compensation for doing so. This Proxy Statement is first being mailed to the shareholders of Zions Bancorporation on or about March 25, 1998.

                      NOMINATION AND ELECTION OF DIRECTORS
                                  (Proposal 1)

     It is intended that the proxies received will be voted for the election of nominees for director named herein unless otherwise indicated. In case any of the nominees named herein is unable or declines to serve, an event which management does not anticipate, proxies will then be voted for a nominee who shall be designated by the present Board of Directors to fill such vacancy. Directors are elected by a plurality of the votes cast at the meeting, with the four persons receiving the highest number of votes to be elected.

     The following persons are nominated for election as directors for the specified term, and until their successors are elected and qualified, and will, together with other directors presently in office, constitute the entire elected Board of Directors: Three-year Term

                                  Roger Porter
                                  L.E. Simmons
                                   I.J. Wagner

The Board of Directors recommends that the Shareholders vote FOR the election of the nominees for director set forth above.

The following information is furnished with respect to each of the nominees for election as directors, as well as for directors whose terms of office will not expire prior to the Annual Meeting of Shareholders:

                                                                                              Present
                                                                                 Director      Term
Nominees                    Principal Occupation During Past Five Years           Since       Expires     Age
--------                    -------------------------------------------           -----       -------     ---
Roger B. Porter(1)(3)(6)    IBM Professor of Business and Government,             1993         1998       51
                            Harvard  University;  Assistant to the  President
                            for  Domestic  and  Economic  Affairs,  The White
                            House, 1989-1992;  Director,  Rightchoice Managed
                            Care Inc. and Tenneco, Inc.

L.E. Simmons (4) (5)        President,   SCF  Investment   Partners  (Private     1978         1998       51
                            Equity Investment  Management),  Houston,  Texas;
                            Chairman,  Tuboscope  Vetco  International  Corp.
                            and Director, CE Franklin, Ltd.

I.J. Wagner (1) (2) (6)     President,   The  Keystone   Company   (Corporate     1965         1998       82
                            Investments), Salt Lake City, Utah.
2

DIRECTORS WITH UNEXPIRED TERMS OF OFFICE

Jerry C. Atkin (3)(6)       Chairman,  President and Chief Executive Officer,     1993         1999       49
                            SkyWest  Airlines,  St. George,  Utah;  Director,
                            SkyWest, Inc.

Grant R. Caldwell (1)(6)    Retired,  former Partner, KMG Main Hurdman,  Salt     1993         1999       73
                            Lake City, Utah.

R.D. Cash (2)(6)            Chairman,  President and Chief Executive  Officer     1989         2000       55
                            of Questar  Corporation,  Salt Lake  City,  Utah;
                            Member of the Board of  Directors  of Zions First
                            National Bank; Director, Energen Corporation.

Richard H. Madsen (1)(6)    Chairman,  President and Chief Executive Officer,     1994         2000       59
                            ZCMI.

Robert G. Sarver (4)        Executive Director,  Southwest Value Partners and     1994         2000       36
                            Affiliates;    Chairman   of   Grossmont    Bank;
                            Director, Monterey Homes Corporation;  President,
                            National Bank of Arizona, 1992-1994.

Harris H. Simmons (2)(5)    President  and  Chief  Executive  Officer  of the     1989         2000       43
                            Company;  Chairman of Zions First  National Bank;
                            Member  of the  Board  of  Directors  of  Questar
                            Corporation and O.C. Tanner Co.

Roy W. Simmons (2)(4)       Chairman of the  Company;  Member of the Board of     1961         1999       82
                            Directors of Zions First  National  Bank;  Member
                            of the  Board of  Directors  of  Beneficial  Life
                            Insurance Co. and Ellison Ranching Co.

(1) Member of the Audit Committee                     (5) Son of Roy W. Simmons
(2) Member of the Executive Committee                 (6) Independent Directors
(3) Member of the Executive Compensation Committee        Committee
(4) Member of the Credit Review/Compliance Committee

                            COMPENSATION OF DIRECTORS

     The Company's outside directors currently receive a $12,000 annual retainer and $600 for each regular and special meeting attended. Members of the committees receive $500 for each committee meeting attended. The Chairman of the Audit Committee receives an additional $6,000 annual retainer and members of the Audit Committee receive an additional $3,000 annual retainer. Directors who are full-time compensated employees of the Company do not receive either the retainer or any other compensation for meetings of the Board of Directors or its committees.

     The Company maintains a Deferred Compensation Plan for directors whereby a director may elect to defer receipt of all or a portion of his compensation until retirement or resignation from the Board. The director may elect to invest the deferred fees in an interest-bearing unsecured note, or in "phantom" stock, whereby the earnings will be calculated as if the deferred compensation had been invested in the Company's common stock (although an actual investment is not made and settlement is made only in cash).
                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held seven meetings during the fiscal year ending December 31, 1997. Of the Board's four standing committees, the Executive
Committee did not meet, the Audit Committee met five times, the Executive Compensation Committee met once, and the Credit Review/Compliance Committee met four times during the fiscal year ending December 31, 1997. The Independent Directors Committee, which was created solely to deal with potential conflicts created by the GB Bancorporation acquisition, met twice. Membership in these committees is indicated above in the listing of directors. Average attendance at Board and committee meetings held during the year was 98%. The Company has no nominating committee and no other established committee acts in that capacity.

     The Executive Committee reviews projects or proposals which require prompt action on the part of the Company. The Executive Committee is authorized to exercise all powers of the Board of Directors with respect to such projects or proposals for which it would not be practicable to delay action pending approval of the entire Board. The Executive Committee does not have authority to amend the Articles of Incorporation or Bylaws, adopt a plan of merger, or to recommend to shareholders the sale of all or substantially all of the Company's assets.

     The Audit Committee reviews and discusses the plan for, and results of, the annual audit with the Company's independent auditors and approves non-audit services provided by them. The Committee also reviews the Company's internal auditing, control and accounting systems. In addition, the Committee makes recommendations to the Board concerning the selection of independent auditors.

     The Executive Compensation Committee fixes the compensation of corporate executive officers and approves any employment or consulting contracts with corporate officers who are not also directors.

     The Credit Review/Compliance Committee is a joint committee of the Company and Zions First National Bank. The Committee monitors the results of internal credit examinations, and reviews adherence to policies established by the Board and by management with respect to lending, as well as general management issues. 4

                        EXECUTIVE OFFICERS OF THE COMPANY

     The following information is furnished with respect to certain of the executive officers of the Company.

Individual                 Principal Occupation During Past Five Years(2)                  Officer Since    Age
----------                 ----------------------------------------------                  -------------    ---
Roy W. Simmons(1)          Chairman of the Company; Member of the Board of Directors of         1961         82
                           Zions First National Bank; Member of the Board of Directors
                           of Beneficial Life Insurance Co. and Ellison Ranching Co.;
                           prior to January 1998, Chairman of Zions First National Bank.

Harris H. Simmons(1)       President and Chief Executive Officer of the Company;                1981         43
                           Chairman of Zions First National Bank; Member of the Board
                           of Directors of Questar Corporation and O.C. Tanner Co.;
                           prior to January 1998, President and Chief Executive Officer of Zions First National Bank.

A. Scott Anderson          President and Chief Executive Officer of Zions First               1997(3)        51
                           National Bank; prior to January 1998, Executive Vice
                           President of Zions First National Bank.

Danne L. Buchanan          Executive Vice President of the Company; President of Zions          1995         40
                           Data Services Company; prior to March 1995, Senior Vice
                           President and General Manager of Zions Data Services
                           Company; prior to January 1998, Senior Vice President of the
                           Company.

Gerald J. Dent             Executive Vice President of the Company; Executive Vice              1987         56
                           President of Zions First National Bank; prior to January
                           1998, Senior Vice President of the Company.

Dale M. Gibbons            Executive Vice President, Chief Financial Officer and                1996         37
                           Secretary of the Company; Executive Vice President and
                           Secretary of Zions First National Bank; prior to August
                           1996, Senior Vice President of First Interstate Bancorp;
                           prior to January 1998, Senior Vice President of the Company.

John J. Gisi               Senior Vice President of the Company; Chairman and                   1994         52
                           Chief Executive Officer of National Bank of Arizona;
                           Director, ASR Investments Corp.

                                                                               5

W. David Hemingway         Executive Vice President of the Company; Executive Vice            1997(4)        50
                           President of Zions First National Bank.

Clark B. Hinckley          Senior Vice President of the Company; prior to March 1994,           1994         50
                           President of Zions First National Bank of Arizona.

George Hofmann III         Senior Vice President of the Company; President and  Chief           1995         48
                           Executive Officer of Nevada State Bank; prior
                           to April 1995, Senior Vice President of Zions First
                           National Bank.

Gary S. Judd               Senior Vice President of the Company; President and Chief            1998         57
                           Executive Officer of Vectra Bank.

(1) Roy W. Simmons (Chairman of the Company) is the father of Harris H. Simmons (President and Chief Executive Officer of the Company) and L. E. Simmons (a member of the Board of Directors of the Company).
(2) Officers are elected for indefinite terms of office and may be replaced at the discretion of the Board of Directors.
(3)  Officer of Zions First National Bank since 1990.
(4)  Officer of Zions First National Bank since 1977.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of February 27, 1998, the record and beneficial ownership of the Company's common stock by the principal common shareholders of the Company.

                                                                          Common Stock
Name and Address                      Type of Ownership           No. of Shares    % of Class
----------------                      -----------------           -------------    ----------
Roy W. Simmons                        Record and Beneficial         2,279,815        3.30%
         One South Main Street        Beneficial(1)                 1,991,376        2.88%
         Salt Lake City, Utah 84111                                 ---------        ----
                                                                    4,271,191        6.18%

Zions First National Bank             Record(2)                     4,581,741        6.60%
         One South Main Street
         Salt Lake City, Utah 84111

(1) Represents Roy W. Simmons' beneficial ownership interest in 1,991,376 shares held by a company in which Mr. Simmons serves as a director.
(2) These shares are owned of record as of February 27, 1998, by Zions First National Bank, a subsidiary of the Company, in its capacity as fiduciary for various trust and advisory accounts. Of the shares shown, Zions First National Bank has sole voting power with respect to a total of 3,296,197 shares (4.7% of the class) it holds as trustee for the Zions Bancorporation Employee Stock Savings Plan, the Zions
         Bancorporation Employee Investment Savings Plan, and the Zions Bancorporation Profit Sharing Plan. Zions First National Bank also acts as trustee for the Zions Bancorporation Dividend Reinvestment Plan, which holds 1,007,804 shares (1.4% of the class) and the Zions Bancorporation PAYSOP Plan, which holds 277,740 shares (.4% of the class) as to which Zions First National Bank does not have or share voting power.
6

     Set forth below is the beneficial ownership, as of February 27, 1998, of the Company's common stock by each of the Company's directors, and all directors and officers as a group.
                                             No. of Shares              % of
           Directors                      Beneficially Owned            Class
           ---------                      ------------------            -----
           A. Scott Anderson                   82,365                     *(1)
           Jerry C. Atkin                       9,800                     *(1)
           Grant R. Caldwell                    7,000                     *(1)
           R. D. Cash(3)                       27,000                     *(1)
           Richard H. Madsen                  197,622                     *(1)
           Roger B. Porter(3)                   3,000                     *(1)
           Robert G. Sarver(3)                992,734                  1.18
           Harris H. Simmons                2,498,662(2)               3.62
           L. E. Simmons(3)                 2,296,229(2)               3.33
           Roy W. Simmons(3)                4,271,191(2)               6.19
           I. J. Wagner(3)                    285,000                     *(1)
           All directors and officers
              as a group (31 persons)       7,945,288                 11.44
 ----------
  (1)    Immaterial percentage of ownership (Less than 1%)
  (2) Totals include 1,991,376 shares attributed to each individual through serving as a director in a company holding such shares in the Company. Of such 1,991,376 shares attributed to Harris H. Simmons, Mr. Simmons holds an option to acquire 186,792 shares, all of which are vested and presently exercisable.
  (3) These individuals also own phantom stock through the Company's Deferred Compensation Plan for Directors which are not included in the above totals. The amount of phantom stock held as of December 31, 1997 was as follows: Mr. Cash, 24,134 shares; Mr. Porter, 8,313 shares; Mr. Sarver, 3,545 shares; Mr. L.E. Simmons, 5,193 shares; Mr. Roy Simmons, 20,137 shares; and Mr. Wagner, 2,891 shares.

     Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission. The secretary of the Company acts as a compliance officer for such filings of its officers and directors, and prepares reports for such persons based on information supplied by them. Based solely on its review of such information, the Company believes that for the period from January 1, 1997 through December 31, 1997, its officers and directors were in compliance with all applicable filing requirements, except that Mr. Robert Sarver filed a late report on shares sold, donated, and transferred, Messrs. W. David Hemingway, Gerald J. Dent and Walter Kelly filed a late report on stock options exercised, Mr. I.J. Wagner filed a late report on a transfer of shares, and Messrs. A. Scott Anderson, Gerald J. Dent, L.E. Simmons, James Jensen, Richard Madsen, Roy Simmons and Clark Hinckley filed late reports on their dividend reinvestment plan shares.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation earned from the Company for services rendered during fiscal years 1997, 1996 and 1995 for the person who was chief executive officer at the end of the last fiscal year, and the four most highly compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 in 1997.

Summary Compensation Table

                                                                Long-term
                                            Annual            Compensation
                                        Compensation(1)          Awards
                                        ---------------    --------------------
                                                           Value-  Securities   All Other
                                       Salary      Bonus  Sharing  Underlying  Compensation
Name and Principal Position     Year ($)(2)(3)(4)($)(4)(5) ($)(7)  Options(#)(6)($)(4)(8)(9)(10)
---------------------------     -------------- ----------- ------ ------------- ---------------
Harris H. Simmons               1997   385,563             189,150    40,000      54,093
     President and Chief        1996   353,103   200,000   144,950    20,000      53,577
     Executive Officer, Zions   1995   355,326   170,000    84,950    20,000      49,180
     Bancorporation

A. Scott Anderson               1997   207,101             138,225    20,000      27,600
     President and Chief        1996   197,647   100,000   115,960    12,000      24,564
     Executive Officer, Zions   1995   190,349    87,500    67,960     8,000      20,261
     First National Bank

John J. Gisi                    1997   225,500                   0    18,000      17,762
     Chairman and Chief         1996   216,500    98,000         0    12,000      17,552
     Executive Officer,         1995   194,904    90,000         0    20,000      18,054
     National Bank of Arizona

W. David Hemingway              1997   188,101             138,225    16,000      30,123
      Executive Vice President, 1996   173,688    90,000   115,960     9,000      23,125
      Zions Bancorporation      1995   162,689    73,000    67,960     7,000      24,579

Dale M. Gibbons(11)             1997   174,716                   0    12,000           0
     Executive Vice President,  1996    62,805    31,000         0     8,000           0
     Zions Bancorporation       1995         0         0         0         0           0
---------------

(1) The column for other annual compensation has been omitted since the only items reportable thereunder for the named persons are perquisites, which did not exceed the lesser of $50,000 or 10% of salary and bonus for any of the named persons.
(2) See "Certain Relationships and Related Transactions" regarding non-qualified stock option income for John J. Gisi recognized in 1995, 1996 and 1997.
(3) Includes all contributions to the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, and Employee Medical Plan made through salary reductions and deferrals.

(4) All employees of the Company who have at least one year of service, have worked at least 1,000 hours in the previous twelve months, and are at least twenty-one years of age are eligible to participate in the Company's Employee Stock Savings Plan and the Company's Employee Investment Savings Plan, which are defined contribution plans qualified under 401(k) of the Internal Revenue Code. The plans require contributions from participants in increments of one percent of compensation, up to a maximum of fifteen percent. Contributions made under the Employee Stock Savings Plan are aggregated with contributions made under the Employee Investment Savings Plan for purposes of establishing the maximum contribution limitation, which is fifteen percent. If the participant elects to have his contributions invested in the Company's common stock through the Employee Stock Savings Plan, the Company shall contribute to the participant's account an amount equal to fifty percent of the participant's contribution, up to five percent of the participant's compensation. The Company shall contribute an additional amount equal to twenty-five percent of the participant's contribution to the Employee Investment Savings Plan, approximately five to ten percent of the participant's compensation. Additional contributions of up to five percent of compensation may be made by a participant but are not matched by the Company. The Company's contributions are determined by reference to the employees' contributions and are not discretionary. Vesting occurs upon contribution; however, distribution of Company contributions is made only upon retirement, permanent disability, death, termination of employment, or special hardship situations. Participant contributions are included in amounts shown as "Salary," above. The Company's matching contributions are included under "All Other Compensation," above. For each of the persons named above, the amounts accrued for 1997, 1996 and 1995 were as follows, respectively: Mr. Simmons, 4,701, $3,750 and $14,316; Mr. Anderson, 5,826, $1,841 and $3,160; Mr. Gisi, 6,000, $5,625 and $7,200; Mr. Hemingway,
      6,000, $5,353 and $6,995; and Mr. Gibbons, $0, $0 and $0.
(5) Cash bonuses are reported in the year earned but are paid in the following year. Bonuses for Mr. Harris H. Simmons are established by the Executive Compensation Committee of the Board of Directors (the "Compensation Committee"). Bonuses for the other named officers are recommended by Mr. Simmons and approved by the Compensation Committee. Bonuses are discretionary, but are generally based upon the operating results of the Company and the performance of the individuals.
(6) Options shown were issued under the Company's Incentive Stock Option Plan. The plan is administered by the Compensation Committee. Options granted have an exercise price equal to the fair market value on the date of grant, vest over a term of three to five years, and expire in six years.
(7) Does not include amounts accrued by the Company against its potential future liability under the Senior Management Value-Sharing Plan, a deferred bonus plan for senior management. Awards funds were established under the plan in 1991, 1992, 1993, 1994, 1995, 1996 and 1997 and members of senior management were granted units of participation in each award fund. Payouts under the plan with respect to each award fund occur four years following the establishment of such fund, and are determined by applying a formula established in connection with each award fund to the Company's average return on equity and average per-share earnings during the four-year period. The Company intends to establish award funds in future years. The Company estimates its annual accrual against future payouts under the plan each year by applying the formula established for each award fund by the Board of Directors to the Company's performance in the year. Through December 31, 1994, no amounts were paid out under the plan. Payout occurred under the plan in 1997, 1996 and 1995. Payouts are reported in the above table under "Long-term Compensation Awards." For each of the persons named above, the amounts accrued for 1997, 1996 and 1995 were as follows, respectively: Mr. Simmons, $390,073, $390,165 and $211,192; Mr. Anderson, $273,705, $274,519 and $151,769; Mr. Gisi,
      $245,703,  $199,173 and $76,013; Mr. Hemingway,  $256,124,  $259,941,  and
      $147,845; and Mr. Gibbons, $201,243, $0 and $0. See "Long-term Incentive Plan Awards in Fiscal 1997," that follows.
(8) Includes amounts accrued under the Company's Supplemental Executive Retirement Plan (SERP) For addtional details regarding the SERP, please see page 12. For each of the persons named above, the amounts accrued for 1997, 1996 and 1995 were as follows, respectively: Mr. Simmons, $45,810, $46,466 and $31,504; Mr. Anderson, $18,192, $19,362 and $13,741; Mr. Gisi,
      $8,180,  $8,566 and $7,494; Mr. Hemingway,  $20,541,  $14,411 and $14,224;
      and Mr. Gibbons, $0, $0 and $0.
(9) Amounts of All Other Compensation are amounts contributed or accrued for the named officers under the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, Supplemental Retirement Plan, and Employee Profit Sharing Plan.
(10) In 1992, the Board of Directors adopted the Zions Bancorporation Employee Profit Sharing Plan, a defined contribution plan, pursuant to which an award is made to all employees as a percentage of salary and bonus when the Company achieves annual profits representing a return on equity (net income divided by average shareholders' equity) target established by the Board of Directors of at least 14%. The minimum award is 1% of covered payroll at 14% return on equity, with the award to be a greater percentage of covered payroll if the return on equity is greater. Amounts accrued to the accounts of employees are invested in Company common stock. For each of the persons named above, the amounts accrued for 1997, 1996 and 1995 were as follows, respectively: Mr. Simmons, $3,582, $3,361 and $3,360; Mr. Anderson, $3,582, $3,361 and $3,360; Mr. Gisi, $3,582, $3,361 and $3,360; Mr. Hemingway,
     $3,582, $3,361 and $3,360; and Mr. Gibbons, $0, $0 and $0.
(11) Mr. Gibbons' employment by the Company commenced August 20, 1996.

Stock Option Grants in Fiscal Year 1997

     The following table shows the number of shares with respect to which options were granted during 1997 to each of the named persons, together with the percentage of all grants to employees which the grant to the named person represents, the exercise price of such option, and the expiration date of the option.

                                                       Potential Realizable Value at
                                                       Assumed Annual Rates of Stock
                                                          Price Appreciation for
                            Individual Grants                 Option Term(1)
                    -------------------------------   -------------------------------
                              % of Total
                                Options
                     Options  Granted to   Exercise
                     Granted   Employees     Price     Expiration
    Name              (#)(2) in Fiscal Year ($/Sh)        Date       5%($)     10%($)
    ----              ------ -------------- ------     ----------   -------   -------
Harris H. Simmons     40,000      8.77       31.00     03-20-2003   421,719   956,736
A. Scott Anderson     20,000      4.39       31.00     03-20-2003   210,859   478,368
John J. Gisi          18,000      3.95       31.00     03-20-2003   189,773   430,531
W. David Hemingway    16,000      3.51       31.00     03-20-2003   168,687   382,694
Dale M. Gibbons       12,000      2.63       31.00     03-20-2003   126,516   287,021

---------------
(1) Potential unrealized value is based on an assumption that the price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the six-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.
(2) The Company's Incentive Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the eligibility of employees, the number of shares to be granted and the terms of such grants. All stock options granted in fiscal year 1997 were incentive stock options, have an exercise price equal to the fair market value on the date of grant, vest 25% per year beginning one year after date of grant, and have a term of six years.

In accordance with the terms of the Non-Employee Directors Stock Option Plan, non-qualified options were granted to each non-employee director in 1997. Each grant is an option to purchase 4,000 shares at $30.00 per share. The options vest and become exercisable in four equal installments of 1,000 shares beginning six months after the date of grant and continuing at one-year intervals thereafter. The 1997 options expire on April 27, 2007.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

     The following table sets forth the number of shares acquired by any of the named persons upon exercise of stock options in 1997, the value realized through the exercise of such options, and the number of unexercised options held by such person, including both those which are presently exercisable, and those which are not presently exercisable.

                       Shares                       Number of
                      Acquired                  Shares Underlying    Value of Unexercised
                        Upon                       Unexercised              In-the-
                       Option         Value          Options             Money Options
      Name           Exercise(#)   Realized($)  at 12-31-97(#)(1)      at 12-31-97($)(2)
      ----           -----------   -----------  -----------------      -----------------
                                                             Not                    Not
                                            Exercisable  Exercisable Exercisable Exercisable
                                            -----------  ----------- ----------- -----------
Harris H. Simmons         --          --        30,000      70,000   1,015,000   1,508,125
A. Scott Anderson         --          --        17,500      36,500     592,719     795,656
John J. Gisi            14,400     406,908      37,148      54,652   1,393,690   1,585,738
W. David Hemingway      16,000     546,125      21,844      44,156     787,479   1,258,178
Dale M. Gibbons           --          --         2,000      18,000      46,625     312,375

----------------
(1) Of the shares shown as underlying unexercised options for Mr. Gisi, a total of 14,400 exercisable and 14,400 unexercisable represent options received in exchange for options of National Bancorp of Arizona, Inc. upon its acquisition by the Company.

(2) Potential unrealized value is (i) the fair market value at fiscal 1997 year-end ($45.375) less the option exercise price, times (ii) the number of shares.

Long-term Incentive Plan Awards in Fiscal 1997

     The following table sets forth certain information regarding awards made in 1997 pursuant to the Company's Senior Management Value-Sharing Plan, which is a deferred bonus plan intended to encourage the creation of long-term shareholder value and promote teamwork among subsidiaries and divisions. The plan was established in 1991 by the Board of Directors upon the recommendation of the Compensation Committee. Members of senior management are granted units of participation in each annual award fund. Payouts under the plan are determined by allocating the award fund among the holders of units of participation in proportion to the number of units held by the participant. The size of each award fund is determined according to a formula which uses the Company's aggregate earnings per share ("EPS") over the award period, with an adjustment based upon the Company's average return on equity ("ROE") over the same period. Both the aggregate EPS and average ROE numbers are adjusted to exclude the effects of goodwill and certain merger-related expenses. Relatively higher levels of EPS and ROE will make the award fund larger. An additional award fund is proposed to be established each year, although future awards are subject to the discretion of the Compensation Committee and the Board of Directors. Such award funds have been established annually since the plan's inception.

     The award fund established in 1997 is to range in amount from $0 for an adjusted EPS growth rate of less than 5% annually over the four years beginning in 1997, to a maximum of $10,006,000, corresponding to an adjusted EPS growth rate of 25% annually for such period. The award fund will then be adjusted by a factor determined by the average adjusted ROE for the period. If the average adjusted ROE is less than 14%, the award adjustment factor will be 0, and there will be no amounts paid under the plan. If the average adjusted ROE is between 14% and 17%, the factor will be 1. The award adjustment factor will increase to a maximum of 1.33 at average adjusted ROE levels of 22% and above. Accordingly, the maximum aggregate of all payments possible under the 1997 award fund is $13,308,000. Adjustments are to be made for stock splits, stock dividends and other changes to the Company's capitalization.

     Each member of senior management designated by the Compensation Committee to participate in the award fund established for a given period has been awarded a number of performance units in the plan. The following table sets forth estimated future payouts for the named individuals under the award fund established in 1997 based on the following assumptions, respectively: the threshold amount represents the minimum amount payable under the plan ($0); Example #1 represents the amount that would be paid if the Company's adjusted EPS annual growth rate during the period is 13% (as to which there can be no assurance) and the average adjusted ROE is 17% (also as to which there can be no assurance); Example #2 represents the amount that would be paid if the Company's adjusted EPS annual growth rate during the period is 16% (as to which there can be no assurance) and the average adjusted ROE is be 20% (also as to which there can be no assurance); the maximum amount represents the maximum possible amount payable to the named individuals from the award fund established in 1997. Estimated Future Payout of Value Sharing Plan
                                            ------------------------------------
                     Number of  Performance          Example   Example
                   Performance Period Until Threshold  #1        #2      Maximum
Name                   Units     Payout        ($)     ($)       ($)       ($)
----                   -----     ------        ---   -------   -------   -------
Harris H. Simmons      9,750    4 Years         0    168,938   304,268   865,020
A. Scott Anderson      6,250    4 Years         0    108,294   195,044   554,500
John J. Gisi           6,900    4 Years         0    119,556   215,328   612,168
W. David Hemingway     6,500    4 Years         0    112,626   202,846   576,680
Dale M. Gibbons        6,500    4 Years         0    112,626   202,846   576,680

Retirement Plan

         The Company's retirement plan covers substantially all full-time employees who have five years or more of service with the Company. The retirement plan is a cash balance defined benefit plan. It provides a lump sum at retirement for participating employees according to a formula which takes into account an employee's age and annual compensation. Compensation for these purposes includes salary, bonuses and payouts under incentive plans.

         For each year of credited service, cash balance pay credits are equal to the participant's earnings multiplied by the applicable pay credit percentage shown in the chart below. Annual interest credits are based on the GATT 30-year bond rate (6.48% for 1997).

                AGE                       PAY CREDIT
                Less than 30              2.25%
                30-39                     3%
                40-49                     4%
                50-54                     5.25%
                55-59                     7%
                60 or over                9.25%

The maximum benefits payable pursuant to the Company's retirement plan are limited by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Under current regulations, earnings for the purpose of determining benefits cannot exceed $160,000. Effective January 1, 1994, the Company adopted its Executive Management Pension Plan, which is a supplemental executive retirement plan (SERP), to restore pension benefits limited by the Code sections referred to above. The SERP is an unfunded, nonqualified plan under which benefits are paid from the Company's general assets. The Board of Directors determines the participants in the SERP from among those employees of the Company who are or have been, on or after the effective date of the SERP, members of the Company's Executive Management Committee and who (1) are employed in a management position with the Company having principal responsibility for the management, direction and success of the Company as a whole or a particular business unit thereof, or (2) are highly compensated employees of the Company within the meaning of ERISA Section 401. Each of the named individuals is a participant in the SERP.

         The following table illustrates the estimated annual benefits and equivalent Lump Sum Cash Balance payable under the plan at age 65 based on a combination of the basic pension plan and the SERP. Estimated annual pension and lump sum cash balance amounts at age 65 assume the following: 1) a 7% annuity rate to convert the estimated age 65 cash balance to an annual amount; 2) the November 1997 treasury bill rate of 6.11% used to calculate all years' interest on the Cash Balance; 3) 1997 compensation increasing by 4% per year to age 65.

                                      Estimated      Estimated
                                    Cash Balance       Annual
                                      at Age 65       Benefit
                                      ---------       -------
      Harris H. Simmons              $3,629,739       $343,853
      A. Scott Anderson               1,133,980        107,424
      John J. Gisi                      539,336         51,093
      W. David Hemingway              1,294,939        122,672
      Dale M. Gibbons                 1,150,390        108,979

                   PERFORMANCE GRAPH FOR ZIONS BANCORPORATION
              INDEXED COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN


                           1992     1993     1994     1995     1996     1997
                           ----     ----     ----     ----     ----     ----
S & P 500                 100.00   109.92   111.34   152.66   187.28   249.28
KBW 50 Index              100.00   105.54   100.16   160.41   226.91   331.73
Zions Bancorporation      100.00    99.95   100.04   227.72   298.69   527.93

Note: Assumes $100 invested on 12-31-92 in Zions Bancorporation, an S & P 500 stock market index and Keefe, Bruyette & Woods (KBW) 50 bank stock index. Assumes reinvestment of dividends on a quarterly basis.


                              ZIONS BANCORPORATION
                            RETURN ON AVERAGE EQUITY

                                   PERCENTAGE

                               1993       20.33%
                               1994       18.82%
                               1995       20.22%
                               1996       28.95%
                               1997       19.88%

                          COMPENSATION COMMITTEE REPORT

             Summary of Compensation Policies for Executive Officers

The Executive Compensation Committee (the "Compensation Committee") of the Board of Directors has furnished the following report on executive compensation:

         Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which attempt to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholders. For the Company, earnings per share growth and return on average shareholders' equity are critical elements in the establishment of long-term incentive programs. Due to the Company's relatively modest compensation structure, the Compensation Committee has not adopted a policy regarding the federal tax deductibility of certain executive compensation. The process involved in the executive compensation determination for fiscal 1997 is summarized below:

o Compensation for each of the persons named in the Summary Compensation Table, as well as other senior executives, consists of a base salary, an annual bonus and long-term incentive compensation. Long-term incentives consist primarily of annual grants of units of participation under the Company's Senior Management Value-Sharing Plan (the "Value-Sharing Plan"), supplemented by grants of Incentive Stock Options. The Value-Sharing Plan is closely tied to Company performance as measured by earnings per share and return on shareholders' equity. See "Long-term Incentive Plan Awards in Fiscal 1997."

o The Compensation Committee determines base salaries and annual bonuses after a subjective evaluation of various factors, including salaries paid to senior managers with comparable qualifications, experience and responsibilities at other institutions, individual job performance, local market conditions and the Committee's perception of the overall financial performance of the Company (particularly operating results), without considering specific performance targets or objectives, and without assigning particular weight to individual factors. As to executive officers other than the chief executive officer, the Compensation Committee also considers the recommendations made by the chief executive officer.

o Information regarding salaries paid by other financial institutions is provided annually through an independent survey, and normally every three years by an independent consultant (most recently for 1996). The consultant compares the Company's compensation levels with a peer group of financial institutions selected by asset size from the consultant's database. In its most recent study, the consultant selected 23 institutions with asset sizes ranging from $2.5 billion to $20.1 billion. Zions ranked in the 43rd percentile among the peer group in terms of asset size. The study indicated, based on a regression analysis, that the base and annual bonus compensation in total for the Company's chief executive officer and the other executive officers was somewhat below the median total compensation level for the peer group as adjusted for institution size. This peer group is not the same peer group used in the Performance Graphs.

o Units of participation in the Value-Sharing Plan's award funds are granted on a discretionary basis, in a laddered structure reflecting the position and proportionate responsibility for overall corporate results of each executive officer in the Company. The allocation of units is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of individual responsibilities. The Committee reviewed and approved the Value-Sharing Plan's target levels of earnings per share and return on equity for the 1997 award fund as well as the corresponding variation in size of the award fund. In 1997, as in every year since the Value-Sharing Plan was first adopted, the Company's adjusted aggregate EPS and adjusted average ROE have been within ranges which, if continued throughout the applicable four-year period covered by each award fund, would provide payouts under the plan. A payout occurred under the Value-Sharing Plan in 1997. (See "Summary Compensation Table," n.7.) The Company's consultant has reported that in comparison to the peer group selected by the consultant, the Company's compensation package, for the Executive Officers as a group, provides proportionately less compensation through salary and bonus, and an appropriately competitive level of long-term incentive compensation, consisting of the Value-Sharing Plan and incentive stock options. Consultant reports are merely one factor taken into consideration by the Committee in the process of making an independent and subjective determination as to compensation.

o The Compensation Committee reviews the salary of the chief executive officer and compares it to those in peer positions in companies of similar size and performance levels, using information obtained through the Company's independent compensation consultant concerning salary competitiveness, and extrapolating from information obtained in previous years when no survey has been conducted for the latest year. The Compensation Committee establishes the chief executive officer's base salary and annual bonus based on the Compensation Committee's subjective assessment of the chief executive officer's past performance, its expectation as to his future contributions in leading the Company, and the information provided by the compensation consultant. A similar process is used by the Compensation Committee to determine the number of units of participation the chief executive officer receives in the Value-Sharing Plan.

o    The  Company   periodically   grants  incentive  stock  options  to
     executives. Grants were made in March 1997. Such grants are discretionary with the Compensation Committee, and are typically made in a laddered structure reflecting the position of each executive officer in the Company and that person's proportionate responsibility for overall corporate performance. Typically, the chief executive officer recommends the quantity and terms of options to be granted to the executive officers other than to himself. The allocation of stock options among executive officers is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of the individual's responsibilities. Information regarding the quantity and terms of stock options granted by other financial institutions has been provided by the Company's independent consultant with respect to the peer group selected by the consultant.

Executive  Compensation Committee

     Jerry C. Atkin, Chairman
     Roger B. Porter

Compensation Committee Interlocks and Insider Participation

         None

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain directors and officers and/or their affiliates borrow from time to time from Zions First National Bank and other subsidiaries of the Company, at regular rates and terms, and are subject to all rules and regulations applicable to banks. Aggregate loans to the directors, executive officers and principal shareholders of the Company in excess of $60,000 to any such persons as of December 31, 1997, comprised less than 2% of total shareholders' equity of the Company. Such borrowings were made in the ordinary course of business, do not involve more-than-normal risks of collectibility, and are made on terms comparable to borrowings by others of similar credit risk.

         In September 1993, the Company acquired National Bancorp of Arizona, Inc. ("NBA"). As part of the acquisition of NBA by the Company, the Company agreed to convert all options for the purchase of NBA common stock into options for purchase of common stock of the Company. At the time of the NBA acquisition, John J. Gisi held an option for the purchase of 100,000 shares of NBA common stock (the "NBA Option"). Pursuant to a Stock Option Agreement between the Company and Mr. Gisi, the NBA Option was replaced by an option entitling Mr. Gisi to purchase up to 45,000 shares of the Company (the "New Option"). During 1997, 1996 and 1995, Mr. Gisi exercised certain of the New Options which resulted in Mr. Gisi recognizing $406,908, $909,824 and $807,632 of non-qualified stock option income.

       PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES
                         OF CAPITAL STOCK OF THE COMPANY
                                  (Proposal 2)

         The authorized capital stock of the Company now consists of 103,000,000 shares divided into classes as follows: (1) 100,000,000 shares of Common Stock, without par value, of which 69,053,648 are outstanding as of the record date,
(2) 3,000,000 shares of preferred stock, without par value, none of which are outstanding as of the record date.

         The Board of Directors believes it would be in the best interests of the Company and its shareholders to amend the Articles of Incorporation to increase the authorized capital stock from 103,000,000 shares without par value to 203,000,000 shares divided into 200,000,000 shares of Common Stock without par value, and 3,000,000 shares of Preferred Stock without par value. To effect this change, Article VIII of the Articles of Incorporation would be amended to read in its entirety as follows:

                                  ARTICLE VIII
                           The aggregate number of shares of capital stock which this corporation shall have authority to issue is 203,000,000, divided into two classes as follows:

         (1) 200,000,000 shares of Common Stock, without par value, which shares shall be entitled to one vote per share.

         (2)      3,000,000 shares of Preferred Stock, without par value.

                  The Board of Directors of this corporation is expressly vested with the authority to determine, with respect to any class of Preferred Stock, the dividend rights (including rights as to cumulative, noncumulative or partially cumulative dividends) and preferences, dividend rate, conversion rights, voting rights, rights and terms or redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any such class of Preferred Stock. As to any series of Preferred Stock, the Board of Directors is authorized to determine the number of shares constituting such series, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of that series.

                  The Board of Directors of this corporation is expressly vested with the authority to divide the above-described class of Preferred
         Stock into series and to fix and determine the variations in the relative rights and preferences of the shares of Preferred Stock of any series so established, including, without limitation, the following:

                (i)   the rate of dividend;
                (ii) the price at and the terms and conditions on which shares may be redeemed;
                (iii) the amount payable upon shares in event of involuntary liquidation;
                (iv) the amount payable upon shares in event of voluntary liquidation;
                (v) sinking fund provisions for the redemption or purchase of shares;
                (vi) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and
                (vii) such other variations in the relative rights and
                      preferences of such shares which at the time of the establishment of such series are not prohibited by law.

         The only change effected in Article VIII by the proposed amendment will be to increase the authorized shares of capital stock from 103,000,000 to 203,000,000 and accordingly increase the authorization shares of Common Stock from 100,000,000 to 200,000,000. The remaining text of Article VIII as set forth above is unchanged from the text as presently in effect.

         The Board of Directors is proposing to increase the authorized Common Stock to afford the Board of Directors flexibility in responding promptly to future financing requirements of the Company, including, without limitation, splitting of the common stock, acquisitions of other businesses for shares of capital stock on the most favorable terms as opportunities may arise from time to time in the future, the raising of additional capital, and issuance pursuant to stock option or other employee benefit or incentive compensation plans. If authorization of any increase in the capital stock is postponed until a specific need arises, the delay and expense incident to obtaining the approval of stockholders at that time could impair the Company's ability to meet its objectives. The Company has no immediate need for additional authorized common shares. There is no present intention to issue any of the Preferred Stock.

         If the proposed amendment is approved, the additional shares of capital stock would be generally available for issuance without further action by the shareholders. The additional shares of Common Stock issued hereafter would be identical to the Common Stock currently outstanding. No stockholder has any preemptive rights, and issuance of the additional Common Stock could dilute the voting rights of present holders of Common Stock. It is possible, depending upon the transaction in which either Common Stock or Preferred Stock is issued, that issuance of such capital stock could have a dilutive effect on shareholders' equity and earnings per share attributable to present holders.

         The Board of Directors could issue the additional (as well as the existing authorized but unissued) capital stock to impede any unsolicited bid for control of the Company which the Board believed was not in the best interests of the Company and its stockholders. The availability of the additional capital stock as a defensive response to a takeover attempt was not a motivating factor in the Board's approval of the proposed amendment to Article VIII, and the Board is not aware of any effort to obtain control of the Company.

         The affirmative vote of a majority of the outstanding Common Stock is required for approval of the proposed amendment to Article VIII.

         The Board of Directors recommends that stockholders vote FOR the proposed amendments of Article VIII of the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock.

                   PROPOSAL TO AMEND THE ZIONS BANCORPORATION
                    KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN
                                  (Proposal 3)

         The Company's Key Employee Incentive Stock Option Plan (the "Plan"), was adopted on December 28, 1981, by the Board of Directors of the Company and approved on April 28, 1982, by the shareholders of the Company. The Plan was amended by the Company's shareholders on April 27, 1990, and April 28, 1995. The proposed amendment to the Plan would automatically make available for options under the Plan, in any one calendar year, one percent (1%) of the issued and outstanding shares of the Company's common stock as of the first day of each calendar year for which the Plan is in effect. Any shares of common stock available in any year using the one percent (1%) formula that are not granted under the Plan will be available for use under the terms of the Plan in subsequent years. The common stock available for issuance under the Plan pursuant to the one percent (1%) per year formula will not include common stock which the Company is now or may become obligated to issue as a result of an acquisition, merger or reorganization involving the Company. The exact wording of the proposed amendment is set forth below.

         The purpose of the Plan is to promote the long-term success of the Company by providing financial incentives to key employees of the Company and its subsidiaries who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with the Company or a subsidiary and to encourage key employees to acquire a proprietary interest in the Company, to continue employment with the Company or a subsidiary, and to render superior performance during such employment.

         The Plan will expire on March 3, 2005, unless extended by approval of the shareholders. Currently, the aggregate number of common shares with respect to which options can be granted under the Plan cannot exceed 3,224,000 shares (after adjusting for the 4 to 1 stock split which occurred in 1997).

         The Board of Directors believes it would be in the best interests of the Company and its shareholders to amend the Plan to provide for automatic increases in the aggregate number of shares available under the Plan. The amendment will allow the Plan to grow along with the growth of the Company and insure that the Company has sufficient stock available under the Plan to meet the stated purposes of the Plan.


         It is proposed that Paragraph 1.3(a) of the Plan be amended to read in its entirety as follows:

      1.3  Aggregate Limitation

               (a) The aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under this Plan on an annual basis shall not exceed one percent (1%) of the issued and outstanding shares of Common Stock as of the first day of each calendar year for which the Plan is in effect, subject to adjustment in accordance with
                       Section 3.1. Any shares available in any year using this formula that are not granted under this Plan will be available for use in subsequent years.

         The Board of Directors recommends that the shareholders vote FOR the above proposal.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS
                                  (Proposal 4)

         KPMG Peat Marwick LLP, Certified Public Accountants, has served as independent auditor for the Company and its subsidiaries since 1965. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Shareholders, and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed KPMG Peat Marwick LLP as the firm of independent certified public accountants to audit the books and accounts of the Company and its subsidiaries for the year to end December 31, 1998, subject to ratification by the shareholders.

         The Board of Directors recommends that the shareholders vote FOR the above proposal.

                                 OTHER BUSINESS
                                  (Proposal 5)

         Except as set forth herein, management has no knowledge of any business to come before the meeting. If, however, any other matters of which management is now unaware properly come before this meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their judgment on such matters.

                   DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS
                         FOR 1999 SHAREHOLDERS' MEETING

         The date by which shareholders' proposals must be submitted to the Company for inclusion in the Proxy Statement for the 1999 Shareholders' Meeting is December 15, 1998.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1997, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, ONE SOUTH MAIN, SUITE 1380, SALT LAKE CITY, UTAH 84111.














































 ZIONS BANCORPORATION - ONE SOUTH MAIN, SUITE 1380 - SALT LAKE CITY, UTAH 84111
                                 (801) 524-4787

                              ZIONS BANCORPORATION
                                                          SOLICITED ON BEHALF OF
PROXY                                                     THE BOARD OF DIRECTORS

     The undersigned hereby appoints A. SCOTT ANDERSON, DALE M. GIBBONS and W. DAVID HEMINGWAY or any of them with full power of substitution, the lawful attorneys and proxies of the undersigned, to vote all of the shares held by the undersigned in Zions Bancorporaiton at the Annual Shareholders' Meeting to be held on April 25, 1997 and at all adjournments thereof upon the matters listed below.

1.   To elect Directors

     All nominees listed below (except as marked to the contrary)

                                             FOR / /   WITHHOLD AUTHORITY / /

     INSTRUCTION: to withhold authority for any individual, cross a line through the nominee's name in the list below:

           Roger Porter       L.E. Simmons         I.J. Wagner

2. To approve the increase in the number of authorized shares of Capital Stock of the Company.

                                             FOR / /  AGAINST / /  ABSTAIN / /

3. To approve the amendment to the Zions Bancorporation Key Employee Incentive Stock Option Plan.

                                             FOR / /  AGAINST / /  ABSTAIN / /

4. To approve the appointment of KPMG Peat Marwick LLP as independent auditors for the year 1998.

                                             FOR / /  AGAINST / /  ABSTAIN / /

     UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, IN FAVOR OF PROPOSALS 2, 3 and 4, and OTHERWISE IN THE DISCRETION OF ANY OF THE APPOINTEES AS PROXIES.

                                                   -----------------------------

 Dated ____________, 1997.                         -----------------------------
                                                   Please sign exactly as name
                                                   appears on reverse side.